                                                                  EXHIBIT h(60)


                            PARTICIPATION AGREEMENT

                                  BY AND AMONG

                      AIM VARIABLE INSURANCE FUNDS, INC.,
                           A I M DISTRIBUTORS, INC.,
                      AETNA INSURANCE COMPANY OF AMERICA,
                            ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS,

                                      AND
                   AETNA LIFE INSURANCE AND ANNUITY COMPANY,
                            AS PRINCIPAL UNDERWRITER

                                  DESCRIPTION
                                  -----------

Section 1.Available Funds....................................................2
        1.1     Availability.................................................2
        1.2     Addition, Deletion or Modification of Funds..................3

Section 2. Processing Transactions...........................................3
        2.1     Timely Pricing and Orders....................................3
        2.2     Timely Payments..............................................4
        2.3     Applicable Price.............................................4
        2.4     Dividends and Distributions..................................5
        2.5     Book Entry 4.................................................5

Section 3. Costs and Expenses................................................5
        3.1     General......................................................5

Section 4. Legal Compliance..................................................6
        4.1     Tax Laws.....................................................6
        4.2     Insurance and Certain Other Laws.............................8
        4.3     Securities Laws..............................................9
        4.4     Notice of Certain Proceedings and Other Circumstances.......10
        4.5     LIFE COMPANY To Provide Documents; Information About AVIF...11
        4.6     AVIF To Provide Documents; Information About LIFE COMPANY...12

Section 5. Mixed and Shared Funding.........................................13
        5.1     General.....................................................13
        5.2     Disinterested Directors.....................................14
        5.3     Monitoring for Material Irreconcilable Conflicts............14
        5.4     Conflict Remedies...........................................15
        5.5     Notice to LIFE COMPANY......................................16
        5.6.    Information Requested by Board of Directors.................16
        5.7     Compliance with SEC Rules...................................17
        5.8     Other Requirements..........................................17
Section 6. Termination......................................................17
        6.1     Events of Termination.......................................17
        6.2     Funds To Remain Available...................................18
        6.3     Survival of Warranties and Indemnifications.................19

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Section 7. Parties To Cooperate Respecting Termination......................19

Section 8. Assignment.......................................................19

Section 9. Notices..........................................................19

Section 10.  Voting Procedures..............................................20

Section 11.  Foreign Tax Credits............................................20

Section 12.  Indemnification................................................20
        12.1    General.....................................................20
        12.2    Effect of Notice............................................22
        12.3    Successors..................................................22

Section 13. Applicable Law..................................................22

Section 14. Execution in Counterparts.......................................22

Section 15. Severability....................................................22

Section 16. Rights Cumulative...............................................23

Section 17. Headings........................................................23

Section 18. Confidentiality.................................................23

Section 19. Parties to Cooperate............................................24

                            PARTICIPATION AGREEMENT


        THIS AGREEMENT, made and entered into as of the 1st day of November, 1999 ("Agreement"), by and among AIM Variable Insurance Funds, Inc., a Maryland corporation ("AVIF"); A I M Distributors, Inc., a Delaware corporation ("AIM"), Aetna Insurance Company of America, a Connecticut life insurance company ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account, " and collectively, the "Accounts"); and Aetna Life Insurance and Annuity Company, a registered broker-dealer, the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties').


                                WITNESSETH THAT:

         WHEREAS, AVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, AVIF currently consists of fifteen separate series ("Series"), shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

        WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

WHEREAS A I M is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 as amended (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and;

        WHEREAS, LIFE COMPANY represents that it has established Variable Annuity Account I and may establish such other accounts as may be set forth in Schedule A attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Connecticut Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by LIFE COMPANY to an Account for investment in the shares of one or more specified open-end management investment companies available through that Account as underlying

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investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

         WHEREAS, LIFE COMPANY will be the issuer of certain group and individual variable annuity contracts and variable life insurance contracts and Certificates issued to individuals under a group contract (collectively referred to as "Contracts") which Contracts, if required by applicable law, will be registered under the 1933 Act; and

        WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and

         WHEREAS, UNDERWRITER is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 (" 1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

        NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:


                           SECTION 1. AVAILABLE FUNDS
                           --------------------------

        1.1    AVAILABILITY
               ------------

      (a) AVIF will make Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.

      (b) AVIF represents and warrants that it will give LIFE COMPANY at least 30 days written notice prior to closing any Fund or Series or to limit sales of Shares of any Fund or Series in any way. In addition, AVIF will use its best efforts to send any agendas or proposed agendas concerning a closing or restriction with respect to a Fund to LIFE COMPANY within 24 hours of the creation of such agenda or proposed agenda.

      (c) Notwithstanding the above, if severe market conditions exist which require immediate action in order to comply with all applicable laws and regulations or if the continued offering is disadvantageous to the best interest of the shareholders of the Fund being closed or restricted and it is disadvantageous to the best interest of the shareholders of the

      Fund to give 30 days notice, AVIF warrants and represents that it will give notice within 24 hours of a decision to close or restrict the offering of a Fund.

      1.2      ADDITION, DELETION OR MODIFICATION OF FUNDS.
               --------------------------------------------

      The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.


                       SECTION 2. PROCESSING TRANSACTIONS
                       ----------------------------------

      2.1      TIMELY PRICING AND ORDERS.
               --------------------------

      (a) AVIF or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share, dividend and capital gain information for each Fund by 6:30 p.m. Eastern Time on each Business Day. In the event such information will not be provided by 6:30.p.m Eastern Time, AVIF will notify LIFE COMPANY no later than 7:00 p.m. Eastern Time as to when such information is forthcoming and will grant LIFE COMPANY any additional time it needs under (b) below. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) AVIF calculates the Fund's net asset value, and (iii) LIFE COMPANY is open for business.

      (b)LIFE COMPANY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. LIFE COMPANY will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 10:00 a.m. Eastern Time the following Business Day; provided, however, that AVIF shall provide additional time to LIFE COMPANY in the event that AVIF is unable to meet the 7:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to LIFE COMPANY.

      (c) With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by AVIF, LIFE COMPANY and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment for all Funds in accordance with Section 2.2 below.

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      (d) If AVIF provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.

        2.2    TIMELY PAYMENTS.
               ----------------

         LIFE COMPANY will wire payment for net purchases to a custodial account designated by AVIF by 4:00 p.m. Eastern Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by LIFE COMPANY by 2:00 p.m. Eastern Time on the same day as the Order is placed, to the extent practicable.

        2.3    APPLICABLE PRICE.
               -----------------

        (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 10:00 a.m. Eastern Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.

        (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

        2.4    DIVIDENDS AND DISTRIBUTIONS.
               ----------------------------

           LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.


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        2.5    BOOK ENTRY.
               -----------

           Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.


                         SECTION 3. COSTS AND EXPENSES
                         -----------------------------

        3.1    EXPENSES.
               ---------
        (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by the Fund under this Agreement shall be paid by AVIF, including the cost of registration of Fund shares with the Securities and Exchange Commission (the "SEC") and in states where required. AVIF and A I M shall pay no fee or other compensation to LIFE COMPANY under this Agreement, and LIFE COMPANY shall pay no fee or other compensation to AVIF or AIM , except as provided herein and in Schedule B attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

        (b) AVIF or AIM shall provide to LIFE COMPANY Post Script files of periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners. In addition, AVIF or AIM shall provide LIFE COMPANY with a sufficient quantity of its prospectuses, statements of additional information and any supplements to any of these materials, to be used in connection with the offerings and transactions contemplated by this Agreement. In addition, AVIF shall provide LIFE COMPANY with a sufficient quantity of its proxy material that is required to be sent to Contract owners. AIM shall be permitted to review and approve the typeset form of such material prior to such printing provided such material has been provided by AIM to LIFE COMPANY within a reasonable period of time prior to typesetting.

        (c) In lieu of AVIF's or AIM's providing printed copies of prospectuses, statements of additional information and any supplements to any of these materials, and periodic fund reports to shareholders, LIFE COMPANY shall have the right to request that AVIF transmit a copy of such materials (Post Script files), which LIFE COMPANY may use to have such materials printed together with similar materials of other Account funding media that LIFE COMPANY or any distributor will distribute to existing or prospective Contract owners or participants.



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
                          SECTION 4. LEGAL COMPLIANCE
                          ---------------------------

        4.1    TAX LAWS.
               ---------

        (a) AVIF represents and warrants that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents that it will use qualify and maintain qualification of each Fund as a RIC. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

         (b) AVIF represents and warrants that it will comply and maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by AVIF, it will adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

        (c) AVIF and A I M represent and warrant that at all times while this agreement is in effect, all beneficial interests will be owned by one or more insurance companies or by any other party permitted under Section 1.817-5(f)(3) of the Regulations promulgated under the Code or by the successor thereto, or by any other party permitted under a Revenue Ruling or private letter ruling granted by the Internal Revenue Service.

         (d) LIFE COMPANY agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY's knowledge, of any Participant, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

             (i) LIFE COMPANY shall promptly notify AVIF of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

            (ii) LIFE COMPANY shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

           (iii) LIFE COMPANY shall use its best efforts to minimum any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.8175(a)(2), to the Commissioner of the IRS that such failure was inadvertent;


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
           (iv) LIFE COMPANY shall permit AVIF, its affiliates and their legal and accounting advisers to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

           (v) any written materials to be submitted by LIFE COMPANY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), shall be provided by LIFE COMPANY to AVIF (together with any supporting information or analysis); subject to the confidentiality provisions of Section 18, at least seven (7) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted;

           (vi) LIFE COMPANY shall provide AVIF or its affiliates and their accounting and legal advisers with such cooperation as AVIF shall reasonably request (including, without limitation, by permitting AVIF and its accounting and legal advisers to review the relevant books and records of LIFE COMPANY) in order to facilitate review by AVIF or its advisers of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

           (vii) LIFE COMPANY shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim,
                     (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that LIFE COMPANY shall not be required to appeal any adverse judicial decision unless (i) counsel, reasonably agreed to by all Parties, provide an opinion that there is a reasonable basis for making such an appeal and (ii) the appeal is limited to a determination as to whether a Fund is adequately diversified within the meaning of Section 817(h) of the Internal Revenue Code. In the event an appeal is made, AVIF and A I M agree to pay LIFE COMPANY for all costs and expenses incurred in its efforts to carry out the appeal;

        (viii) AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANY fails to comply with any of the

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
                     foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

         Should AVIF or A I M or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANY may, in its discretion, authorize AVIF or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANY have any liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

           (e) LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the near future.

         (f) LIFE COMPANY represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will use its best efforts to continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the near future.

        4.2    INSURANCE AND CERTAIN OTHER LAWS.
               ---------------------------------

         (a) AVIF and A I M represent and warrant that they will notify LIFE COMPANY of any material changes in the operation or diversification of the Funds that may impact the LIFE COMPANY's compliance with state insurance laws, regulation or pronouncements.

        (b) LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Section 38a of the Connecticut Insurance Law and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

         (c) AVIF represents and warrants that (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement,
(ii) it has provided to LIFE COMPANY the Shared Funding Exemptive Order issued by the SEC dated December 6, 1995 (File No. 812-9642), and (iii) the Funds comply in all material respects with all applicable federal and state laws and regulations.

           4.3     SECURITIES LAWS.
                   ---------------

        (a) LIFE COMPANY represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws; including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, with at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (b) AVIF and A I M represent and warrant that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AVIF's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (c) AVIF will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

         (d) AVIF currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, AVIF undertakes to have its Board of Directors, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         (e) AVIF represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(l) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

        4.4    NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.
               ------------------------------------------------------

         (a) AVIF and AIM will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv) any other action or circumstances-that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. AVIF will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (b) LIFE COMPANY will immediately notify AVIF and AIM of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF,
(iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

        4.5    LIFE COMPANY TO PROVIDE DOCUMENTS: INFORMATION ABOUT AVIF.
               ---------------------------------------------------------

         (a) LIFE COMPANY will, upon reasonable request, provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, as soon as possible after the filing with the filing of such document with the SEC or other regulatory authorities.

         (b) LIFE COMPANY will provide AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named (except "standardized material" as defined hereafter), at least two (2) business days, or such shorter period as the Parties hereto may, from time to time, agree upon, prior to its first use. For purposes of this paragraph, "standardized material" is sales literature or other promotional material that is not materially different, in format and/or content, from materials that have previously been reviewed and authorized for use under the terms of this paragraph. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by A I M or AVIF. No such sales literature or other promotional material shall be used if AVIF or its designated agent reasonably objects to such use within two (2) business days, or such shorter period as the Parties hereto may, from time to time, agree upon, after receipt of such materials. AVIF hereby designates A I M as the entity to receive such literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof. LIFE COMPANY will notify AVIF when it is sending material for review for purposes of confirmation of receipt. AVIF has the right to request subsequent review of standardized material and its proposed usage.

         (c) Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or (ii) in reports or proxy materials for AVIF; or (iii) in published reports for AVIF that are in the public domain and approved by AVIF for distribution; or (iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

         (d) LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

        (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

        4.6    AVIF TO PROVIDE DOCUMENTS: INFORMATION ABOUT LIFE COMPANY.
               ----------------------------------------------------------

         (a) AVIF wi1l provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         (b) AVIF will provide to LIFE COMPANY Post Script files for all AVIF prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

        (c) AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business-Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

         (d) Neither AVIF nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

         (e) AVIF shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

         (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.


                      SECTION 5. MIXED AND SHARED FUNDING
                      -----------------------------------

        5.1.   GENERAL.
               --------

         The SEC has granted an order to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to AVIF. AVIF hereby notifies LIFE COMPANY that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

        5.2    DISINTERESTED DIRECTORS.
               ------------------------

         AVIF agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

        5.3    MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS.
               -------------------------------------------------

         AVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in AVIF ("Participating Plans"). LIFE COMPANY agrees to inform the Board of Directors of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

        (a)   an action by any state insurance or other regulatory authority;

        (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

        (c)   an administrative or judicial decision in any relevant proceeding;

        (d)   the manner in which the investments of any Fund are being managed;

        (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance companies;

        (f) a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

        (g) a decision by a Participating Plan to disregard the voting instructions of Plan participants.

         Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Participants.

        5.4    CONFLICT REMEDIES.
               ------------------

        (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

        (i) withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

        (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

         (b) If the material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at AVIF's election, to withdraw each Account's investment in AVIF or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANY that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF.

         (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account's investment in AVIF within six (6) months after AVIF's Board of Directors informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

         (d) LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

         (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

        5.5    NOTICE TO LIFE COMPANY.
               -----------------------

         AVIF will promptly make known in writing to LIFE COMPANY the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

        5.6    INFORMATION REQUESTED BY BOARD OF DIRECTORS.
               --------------------------------------------

         LIFE COMPANY and AVIF (or its investment adviser) will at least annually submit to the Board of Directors of AVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plan of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

        5.7    COMPLIANCE WITH SEC RULES.
               --------------------------

         If, at any time during which AVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

        5.8    OTHER REQUIREMENTS.
               -------------------

         AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(e), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.


                             SECTION 6. TERMINATION
                             ----------------------

        6.1     EVENTS OF TERMINATION.
                ---------------------
        Subject to Section 6.3 below, this Agreement will terminate as to a
Fund:

        (a) at the option of either LIFE COMPANY, A I M or the Fund, upon sixty days advance written notice to the other parties;

        (b) at the option of LIFE COMPANY, upon one week advance written notice to A I M and the Fund, if Fund shares are not available for any reason to meet the requirement of Contracts as determined by LIFE COMPANY.

        (c) at the option of AVIF upon institution of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated;

        (d) at the option of LIFE COMPANY upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated;

        (e) upon the determination of the Accounts to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts. LIFE COMPANY will give 60 days written notice to the Fund and A I M of any decision to replace the Fund's shares;

        (f) upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

        (g) if Fund shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium for Contracts issued or to be issued by LIFE COMPANY. Prompt notice shall be given by the appropriate party should such situation occur;

        (h) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof;

        (i) at the option of AVIF if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and in all material respects, are not issued or sold in accordance with any applicable federal state law

        (j) upon another Party's material breach of any provision of this Agreement, provided the breaching party is given five days notice of the breach and a reasonable opportunity to cure.

        6.2    FUNDS TO REMAIN AVAILABLE.
               --------------------------

         Notwithstanding any termination of this Agreement, except for termination because the Contracts ceased to qualify as annuity contracts or life insurance contracts under the code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code), AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The Parties agree that this Section 6.2 will not apply to any terminations under Section 5 and the effect of such terminations will be governed by-Section 5 of this Agreement.

        6.3    SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS.
               --------------------------------------------

           All warranties and indemnifications will survive the termination of this Agreement to the extent they apply to this Agreement.


             SECTION 7. PARTIES TO COOPERATE RESPECTING TERMINATION
             ------------------------------------------------------

         The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.


                             SECTION 8. ASSIGNMENT
                             ---------------------

This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                               SECTION 9. NOTICES
                               ------------------

All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

                               AIM VARIABLE INSURANCE FUNDS, INC.
                               A I M DISTRIBUTORS, INC.
                               11 Greenway Plaza, Suite 100
                               Houston, Texas 77046-1173
                               Facsimile:  (713) 993-9185

                               Attn: Nancy L. Martin, Esq.

                               AETNA INSURANCE COMPANY OF AMERICA
                               AETNA LIFE INSURANCE AND ANNUITY COMPANY
                               151 Farmington Avenue
                               Hartford, Connecticut  06156
                               Facsimile: (860) 273-9407

                               Attn: Julie Rockmore, Counsel

Any notice, demand or other communication given in a manner prescribed in this section shall be deemed to have been delivered on receipt.


                         SECTION 10. VOTING PROCEDURES
                         -----------------------------

(a) LIFE COMPANY shall provide pass-through voting privileges on Fund shares held by registered separate accounts to all Contract owners and participants or Certificate Holders to the extent the SEC continues to interpret the 1940 Act as requiring such privileges. LIFE COMPANY shall ensure that each registered Separate Account calculates voting privileges in a manner consistent with other insurance companies whose registered separate accounts invest in the Fund Shares. LIFE COMPANY shall provide pass-through voting privileges on Fund shares held by unregistered separate accounts to all Contract owners.

(b) LIFE COMPANY will distribute to Contract owners and participants, or as appropriate, all proxy material furnished by the Fund and will vote Fund shares in accordance with instructions received from such Contract owners and participants. If and to the extent required by law, LIFE COMPANY, with respect to each group Contract and in each Account shall vote Fund shares for which no instructions have been received, as well as any shares it owns, in the same proportion as shares for which such instructions have been received. LIFE COMPANY and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners and participants or Certificate Holders.


                        SECTION 11. FOREIGN TAX CREDITS
                        -------------------------------

        AVIF agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.


                          SECTION 12. INDEMNIFICATION
                          ---------------------------
        12.1   GENERAL.
               --------

        (a) LIFE COMPANY agrees to indemnify and hold harmless AVIF and A I M , and their directors, officers, employees, agents and each person, if any, who controls AVIF or A I M within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which AVIF or A I M or any director, officer, employee, agent, or controlling person of AVF or A I M may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of LIFE COMPANY, or (ii) any omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) conduct, statements or representations (other than statements or representations contained in the prospectuses or sales literature of AVIF) of LIFE COMPANY or its agents, with respect to the sale and distribution of Contracts for which Fund shares are the underlying investment or (iv) any breach of LIFE COMPANY's representations and warranties under this Agreement. LIFE COMPANY will reimburse any legal or other expenses reasonably incurred by AVIF or A I M or any director, officer, employee, agent, investment adviser, or controlling person of AVIF or A I M in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that LIFE COMPANY will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written materials furnished to LIFE COMPANY by AVIF or AIM specifically for use therein or (ii) the willful misfeasance, bad faith, or gross negligence by AVIF or AIM in the performance of its duties or AVIF's or A I M's reckless disregard of obligations or duties under this Agreement or to LIFE COMPANY, whichever is applicable. This indemnity agreement will be in addition to any liability which LIFE COMPANY may otherwise have.

        (b) AVIF and A I M agree to indemnify and hold harmless LIFE COMPANY and its directors, officers, employees, agents and each person, if any, who controls LIFE COMPANY within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which LIFE COMPANY or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of AVIF, or (ii) any omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any breach of the Fund's or A I M's representations and warranties under this Agreement. AVIF and AIM will reimburse any legal or other expenses reasonably incurred by LIFE COMPANY or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that AVIF and A I M will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission or alleged omission made in such Registration Statement or prospectuses which are in conformity with written materials furnished to AVIF or A I M by LIFE COMPANY specifically for use therein, or (ii) the willful misfeasance, bad faith, or gross negligence by LIFE COMPANY in the performance of its duties or LIFE COMPANY's reckless disregard of obligations or duties under this Agreement or to A I M or AVIF, whichever is applicable. This indemnity agreement will be in addition to any liability which A I M or AVIF may otherwise have.

        (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying Party of the commencement thereof; but the failure so to notify the indemnifying Party will not relieve it from any liability which it may have to any indemnified Party otherwise than under this Section 12. In case any such action is brought against any indemnified Party, and it notifies the indemnifying Party of the commencement thereof, the indemnifying Party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified Party, and after notice from the indemnifying Party to such indemnified Party of its election to assume the defense thereof, the indemnifying Party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

        12.2   EFFECT OF NOTICE.
               -----------------

         Any notice given by the indemnifying Party to an indemnified Party referred to in Sections 12.l(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

        12.3   SUCCESSORS.
               -----------

        A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.


                           SECTION 13. APPLICABLE LAW
                           --------------------------

        This Agreement will be construed and the provisions hereof interpreted under and in accordance with Connecticut law, without regard for that state's principles of conflict of laws.


                     SECTION 14. EXECUTION IN COUNTERPARTS
                     -------------------------------------

        This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.


                            SECTION 15. SEVERABILITY
                            ------------------------

        If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                         SECTION 16. RIGHTS CUMULATIVE
                         -----------------------------

         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.


                              SECTION 17. HEADINGS
                              --------------------

        The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.


                          SECTION 18. CONFIDENTIALITY
                          ---------------------------

         AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties' customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties' customers who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except:
(a) with LIFE COMPANY's prior written consent (executed by an officer at a Vice President level or higher); or (b) as required by law or judicial process. LIFE COMPANY acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively, the "AVIF Protected Parties' for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties' customers or any other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties' customers who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with

AVIF's prior written consent (executed by an officer at a Vice President level or higher); or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.


                        SECTION 19. PARTIES TO COOPERATE
                        --------------------------------

         Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

        ------------------------------------------------------------

           IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and, on their behalf by and through their duly authorized officers signing below.

                                           AIM VARIABLE INSURANCE FUNDS, INC.


Attest: /s/ NANCY L. MARTIN                By: /s/ ROBERT H. GRAHAM
       ------------------------------         ------------------------------
Name:   Nancy L. Martin                    Name:  Robert H. Graham
Title:  Assistant Secretary                Title: President


                                           A I M DISTRIBUTORS, INC.

Attest: /s/ NANCY L. MARTIN                By: /s/ MICHAEL J. CEMO
       ------------------------------         ------------------------------
Name:   Nancy L. Martin                    Name:  Michael J. Cemo
Title:  Assistant Secretary                Title: President


                                           AETNA INSURANCE COMPANY OF AMERICA,
                                           on behalf of itself and its
                                           separate accounts


Attest :/s/ ROSEMARIE DERENSIS             By: /s/ LAURIE M. LEBLANC
       ------------------------------         ------------------------------
Name:   RoseMarie Derensis                 Name:  Laurie M. LeBlanc
Title:  Assistant Corporate Secretary      Title: Pursuant to Delegation of
                                                  Authority dated
                                                  August 12, 1998


                                           AETNA LIFE INSURANCE AND ANNUITY
                                           COMPANY, as Principal Underwriter


Attest: /s/ ROSEMARIE DERENSIS             By: /s/ LAURIE M. LEBLANC
       ------------------------------         ------------------------------
Name:   RoseMarie Derensis                 Name:  Laurie M. LeBlanc
Title:  Assistant Corporate Secretary      Title: Vice President

                                   SCHEDULE A




FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

        AIM V.I. Capital Appreciation Fund
        AIM V.I. Government Securities Fund
        AIM V.I. Growth Fund
        AIM V.I. Growth and Income Fund
        AIM V.I. International Equity Fund
        AIM V.I. Value Fund


SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------

        Variable Annuity Account I

                                   SCHEDULE B

The following costs, expenses and reimbursements will be paid by the party indicated:

1. For purposes of Sections 2, 3 and 4, AVIF or A I M shall be liable to LIFE COMPANY for systems and out of pocket costs incurred by the LIFE COMPANY in making a Contract owner's, a participant's or beneficiary's account whole, if such costs or expenses are a result of A I M's or AVIF's failure to provide timely or correct net asset values (determined in accordance with the pricing error policies established by AVIF's Board of Directors), dividend and capital gains or financial information and if such information is not corrected by 4 p.m. EST of the next business day after releasing such incorrect information provided the incorrect NAV as well as the correct NAV for each day that the error occurred is provided. If a mistake is caused in supplying such information or confirmations, which results in a determination by the Fund that a material error has occurred in the calculation of the net asset values of the Fund, the amount required to make a Contract owner's, Participant's or a beneficiary's account whole shall be borne by the Fund, regardless of when the error is corrected.

        The following limits shall apply to the collective liabilities of A I M and/or AVIF, as appropriate to LIFE COMPANY for systems and out of pocket costs incurred by LIFE COMPANY if such costs or expenses are a result of the A I M or AVIF's failure to provide LIFE COMPANY with such correct or timely information: (i) $1,000 per day for each day that incorrect information provided by either A I M or AVIF is not corrected, if such period does not include a month-end or a fiscal quarter-end, (ii) $1,500 per day for each day that such incorrect information provided by either A I M or AVIF is not corrected, if such period does include a month-end or a fiscal quarter-end, and (iii) up to $50,000 per occurrence in the aggregate under (i) or (ii) above. Any incorrect information that has as a common nexus any single error shall be deemed to be one occurrence for these purposes provided all corrections are provided all corrections are provided at the same time.

2. For purposes of this Agreement, AVIF or A I M shall pay for the cost of typesetting and printing periodic fund reports to shareholders, prospectuses, prospectus supplements, statements of additional information and other materials that are required by law to be sent to Contract owners or participants, as well as the cost of distributing such materials. LIFE COMPANY shall pay for the cost of prospectuses and statements of additional information and the distribution thereof for prospective Contract owners or participants. Each party shall be provided with such supporting data as may reasonably be requested for determining expenses under this Agreement.

3. AVIF shall pay all expenses in connection with the provision to LIFE COMPANY of a sufficient quantity of its proxy material under this Agreement. The cost associated with proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage) will be paid by AVIF.

Dated this 1st day of November, 1999.

AETNA INSURANCE COMPANY OF AMERICA

By: /s/ LAURIE M. LEBLANC
   -----------------------------------------

Name: Laurie M. LeBlanc
     ---------------------------------------
Title: Pursuant to a Delegation of Authority
       dated August 12, 1998
      --------------------------------------

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ ROBERT H. GRAHAM
   -----------------------------------------
Name:  Robert H. Graham
Title: President


A I M DISTRIBUTORS, INC.

By: /s/ MICHAEL J. CEMO
   -----------------------------------------
Name:  Michael J. Cemo
Title: President